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               SUBSIDIARIES OF COTELLIGENT, INC. (THE "COMPANY")
                            AS OF DECEMBER 31, 2000

                                                 STATE OR OTHER JURISDICTION OF
                SUBSIDIARY                       INCORPORATION OF ORGANIZATION
-------------------------------------------      ------------------------------
Cotelligent USA, Inc.                             California corporation
R. Reed Business Systems Consulting, Inc.         Illinois corporation
CZG Mobile Ventures, Inc.                         Delaware corporation
bSmart.to LLC                                     Delaware Limited Liability
                                                    corporation
Jas Concepts, Inc.                                Pennsylvania corporation